SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): April 9, 2003
                                                 ----------------

                        The Stanley Works
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         (Exact name of registrant as specified in charter)


  Connecticut                  1-5224             06-0548860
----------------          ----------------       -------------
(State or other             (Commission         (IRS Employer
jurisdiction of             File Number)     Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111
                                                  ---------------



                         Not Applicable
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   (Former name or former address, if changed since last report)







                       Exhibit Index is located on Page 3

                               Page 1 of 10 Pages

     Item 7.     Financial Statements and Exhibits.

        (c) 20(i)   Press Release dated April 9, 2003.

        (c) 20(ii)  Cautionary Statements relating to
                    forward looking statements included in
                    Exhibit 20(i) and made today in a
                    conference call with industry analysts,
                    shareowners and other participants.


     Item 9.     Regulation FD Disclosure. The following
                 information is being provided under both
                 Item 9 and Item 12 of Form 8-K.

                 In a press release attached to this Form 8-K, the company announced plans to improve operating margin and reduce outstanding shares and provided earnings guidance for the first quarter of 2003 and the full year 2003. In a conference call held today with industry analysts, shareowners and other participants, the company reviewed its plans and guidance as set forth in the press release.






















                               Page 2 of 10 Pages

                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           THE STANLEY WORKS



Date: April 9, 2003        By: /s/ Bruce H. Beatt
      ----------------     ---------------------------------
                           Name:   Bruce H. Beatt
                           Title:  Vice President, General
                                   Counsel and Secretary




                                  EXHIBIT INDEX
                           Current Report on Form 8-K
                               Dated April 9, 2003



                            Exhibit No.     Page
                            -----------    ------

                               20(i)          4

                               20(ii)         9












                               Page 3 of 10 Pages

                                                               Exhibit 20(i)

FOR IMMEDIATE RELEASE

Stanley Works Announces "Operation 15" Margin Improvement Initiative And Plans To Reduce Outstanding Shares By Over 9%

Substantially Reduces Equity Forward Position; Also Updates Earnings Outlook

New Britain, CT, April 9, 2003 - The Stanley Works (NYSE: "SWK") today announced that its Board of Directors yesterday approved plans to execute Operation 15, a margin improvement program that is consistent with the company's objective of achieving a 15% operating margin as it exits 2003, and to reduce its share count by over 9%.

Share Count Reduction

The share count reduction is expected to be achieved in two steps through settlement of the company's equity hedge. The first step of approximately $100 million will be executed within days in transactions that will be accomplished through block trades with certain major financial institutions with which the company has equity forward contracts.

This action will reduce the company's outstanding shares by approximately 4 million or 5%. These transactions are expected to close within several days using borrowings under existing lines of credit. No open market purchases of shares will occur.

The second step of approximately $113 million should occur in the next few months, again with no open market purchases, and will have the effect of further reducing the company's outstanding shares. Several alternatives are being evaluated to accomplish this second step and the company will await the issuance of the FASB's "Limited Scope Final Statement On Liabilities and Equity" (expected in late May).

The company has maintained an equity forward hedge program for several years with the objective of minimizing exposure to earnings dilution from future share price appreciation causing stock options to come "into-the-money." However, when the company's share price declines to below certain thresholds, the share settlement structure can result in significant earnings per share dilution. Execution of the transactions announced today will eliminate this dilution risk while still providing a partial hedge against the cash outflow that would accompany potential share price increases.



                               Page 4 of 10 Pages

John M. Trani, Chairman and Chief Executive Officer, commented: "This is an opportune way for our shareowners to benefit from our strong free cash flow. These planned transactions will reduce risk associated with the equity forward hedge and reduce outstanding shares. As we have stated previously, cash flow generation is at the heart of successful businesses, and our record cash flow has enabled us to take this action. Despite our reluctance to embark upon share repurchases, the reality of our depressed share price warranted a forceful response."

First Quarter Results

The company also indicated today that its first quarter 2003 sales increased approximately 8%. Aside from the Best Access Systems acquisition, sales declined 1% - 2%. Sales were pressured by the effects of the weak global economy, unusually adverse weather particularly in the Northeast, and light sales to retail customers upon their recent inventory reductions.

Three factors - (1) the lower sales volume, (2) a sequential increase in selling, general and administrative expenses that included severance costs, and
(3) accelerating commodity price pressures - will cause a lower than expected earnings level of 33 cents -36 cents per fully-diluted share, excluding any amounts which may be recorded in connection with the Mac Direct exit discussed below. Severance costs of $3 million or 2 cents per fully diluted share were incurred in the first quarter, and employment levels were reduced by over 300 people. Management's assessment of these results led to the conclusion that, absent immediate corrective actions, 2003 earnings would fall short of expectations, likely approximating $2.00 per share.

Commenting further on the first quarter results, which will be announced on April 29, management cited the company's positive operating cash flow and a strong performance from newly acquired Best Access Systems. Specifically, Best Access had approximately $60 million of revenues (up 8% over 2002), added 3-4 cents of earnings per fully diluted share and generated free cash flow. Its assimilation into Stanley is progressing extremely well.

Since the current economic environment may be "normal" for the foreseeable future, the company plans to assume that sales, ex-acquisitions, will remain flat. As a result, a swift set of actions will be undertaken to align the company's cost structure with that assumption.






                               Page 5 of 10 Pages

Operation 15

Operation 15 consists of three elements designed to increase operating margin to a 15% run rate entering the fourth quarter of 2003: (1) restructuring the operations footprint, (2) reframing the organization structure and (3) reconfiguring the business portfolio:

* The company will have a workforce reduction of over 1,000 people, the majority of which are immediate. Included in this reduction are the closures of 4 manufacturing plants and 5 warehouses.

* Given the formation of the Tools Group and with processes for new product development and productivity well established, the organization structure will become more decentralized as several corporate staff positions will be eliminated or reconfigured. As a result the following management changes were announced:

         * Donald R. McIlnay was named President, Stanley Door
         Systems; he was formerly President, Consumer Sales Americas. Mr. McIlnay will remain a corporate officer and a member of the Corporate Executive Council.

         * William D. Hill, Vice President - Engineering & Technology and Paul Isabella, Vice President - Operations will continue in those roles as members of the Tools Group. Mr. Hill and Mr. Isabella will remain corporate officers and members of the Corporate Executive Council.

         * Corporate Councils ranging from new product development to logistics have been formed to assure continuing process consistency and best practice sharing. Mr. Hill and Mr.
         Isabella will oversee two of these councils.

         * Kenneth O. Lewis, Vice President Marketing and Brand
         Development, and Paul E. Haviland, Vice President, Corporate Planning & Development, will leave the company to pursue other career opportunities.

* Reconfiguring the business portfolio will occur in Mac Tools, the objective of which is its return to profitability. Programs to improve performance will be implemented in the second quarter, including exiting the Mac Direct business. Management stressed it remains highly committed to Mac Tools' independent distributor model, which is solidly profitable, and sees it as an integral part of the corporation's portfolio.

The company expects that these measures (excluding the Mac Direct exit) will require severance payments and other exit costs, and will be accompanied by

                               Page 6 of 10 Pages
certain asset impairments. In addition to approximately $3 million of severance incurred in the first quarter, these actions are expected to require pre-tax charges of approximately $60 million during the year, of which $10-$15 million are expected to be non-cash.

In addition, the exit of Mac Direct will require the liquidation of certain assets such as inventories, accounts receivable, trucks and other items. The aggregate net book value of these assets and certain lease obligations is approximately $85 million. Management is formulating plans to maximize the economic value associated with these items. Potential impairment charges related to Mac Direct, as necessary, will be recorded in the appropriate period. The first quarter GAAP earnings outlook excludes any such amounts which may be recorded in first quarter results, as appropriate.

Management expects that the Operation 15 actions will generate benefits of approximately $85 million annually and that, in doing so, will raise operating margin to a record 15% as the company exits the year. Calendar year 2003 benefits are estimated at 40 cents-45 cents per share.

Considering all matters discussed above - the reduction of shares and both the costs and benefits of Operation 15 - as well as other ongoing profit improvement programs, the company expects the aforementioned $2.00 per share earnings level currently inherent in the business to be augmented by 40 cents-45 cents per share savings within 2003, offset by 40 cents-45 cents from the charges discussed above. Mac Direct related impairment charges, as necessary, would further reduce 2003 earnings per share.

In making these estimates, management assumes no net sales growth in 2003 aside from the inclusion of Best Access Systems. The company expects to exit 2003 at a $2.75 per share earnings run rate.

Mr. Trani stated: "This is a pervasive and rapid response to a clearly unacceptable situation. The confluence of these actions is expected to deliver a record 15% operating margin as we exit this year. Cash generation allows us to have flexibility to grow our company organically and through business development, to increase dividends annually and to repurchase shares when the financial markets make that an attractive alternative.

"The early results at Best Access are on plan, and we intend to build upon our recently formed Access Solutions platform. Although this year's free cash flow





                               Page 7 of 10 Pages
will be deployed primarily toward share repurchase activities, there are a number of acquisition opportunities to expand this platform. That will require further restructuring of our business portfolio. It is likely that a very different Stanley Works will emerge over the next several years."

The company has scheduled a conference call with investors for 2pm EST today to discuss the matters detailed above. The call is accessible by telephone at (800) 267-8424 and from outside the U.S. at (706) 634-0695; also, via the Internet at www.stanleyworks.com by selecting "Investor Relations". A replay will also be available two hours after the call and can be accessed at 800-642-1687 by entering the conference identification number 7603285.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use. The company reported sales of $2.6 billion in 2002 and employs approximately 15,000 people.


Contact:  Gerry Gould, Vice President - Investor Relations,
          (860) 827-3833

This press release contains forward-looking statements. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today. The Stanley Works corporate press releases are available on the company's Internet web site at www.stanleyworks.com.






















                               Page 8 of 10 Pages
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                                                               Exhibit 20 (ii)

                              CAUTIONARY STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press release attached to this Current Report on Form 8-K regarding the company's ability to (i) deliver first quarter 2003 earnings in the range of $.33 - .36 per fully diluted share; (ii) deliver 2003 earnings per fully diluted share of approximately $2.00, augmented by $.40 - .45 per share savings, offset by $.40 - .45 in charges, exit 2003 at a run rate of $2.75 annual earnings per fully diluted share; (iii) maintain current sales levels; (iv) raise operating margins to 15% and generate benefits of approximately $85 million annually and $.40 - .45 cents per share for the calendar year 2003; and (v) repurchase over 9% of outstanding shares are forward looking and inherently subject to risk and uncertainty.

The company's ability to deliver first quarter 2003 earnings in the range of $.33 - .36 per fully diluted share is subject to the completion of the company's routine audit processes with respect to such period.

The company's ability to deliver 2003 earnings per fully diluted share of approximately $2.00, augmented by $.40 - .45 per share savings, offset by $.40 - ..45 in charges and exit 2003 at a run rate of $2.75 annual earnings per fully diluted share is dependent on both internal and external factors, including the success of the company's marketing and sales efforts, continuing improvements in productivity and cost reductions including those outlined in the accompanying press release and those related to resolving production problems related to
the  Mechanics  Tools  business,   continued  inventory  reductions,   continued
improvement in the payment terms under which the company buys and sells goods, materials and products, the success of planned migrations to low-cost countries and the continued reduction of selling, general and administrative expenses as a percentage of sales.

The company's ability to maintain its current level of sales is dependent upon a number of factors, including (i) the ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot and Wal-Mart sales initiatives as well as other programs to stimulate demand for company products;
(iii) the success of recruiting programs and other efforts to deliver positive overall Mac Tools truck count versus prior years; (iv) the ability of the sales

                               Page 9 of 10 Pages
force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the company to fulfill demand for its products; (vi) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; and (vii) the acceptance of the company's new products in the marketplace.

In addition to the factors listed above, the company's ability to raise operating margins to 15% and generate benefits of approximately $85 million annually and $.40 - .45 cents per share for the calendar year 2003 is dependent on (i) the success of the company's efforts to decentralize its operations functions, primarily into its Tools and Access Solutions business groups; (ii) the success of the company's efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities; (iii) the need to respond to significant changes in product demand while any facility consolidation is in process; and (iv) the success of the company's efforts to restructure its Mac Tools organization in order to return it to profitability, including, without limitation, the company's ability to liquidate certain Mac Tools assets at a satisfactory price.

In addition to the factors listed above, the company's ability to reduce its outstanding shares by 9% will depend upon the content of FASB's "Limited Scope Final Statement On Liabilities and Equity" if and when issued.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures on the company's customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company's debt program, the strength of the U.S. Economy and the strength of foreign currencies, including but not limited to the Euro, the impact of events that cause or may cause disruption in the company's distribution and sales networks such as the recent closure of ports on the West Coast, war, the events of September 11, 2001, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.





                              Page 10 of 10 Pages
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